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                                                                   EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-85327, 333-89489, 333-54924, 333-56068,
333-63422, 333-69812 333-97227 and 333-109431) and Form S-8 (No. 033-70100,
333-1438, 333-31417, 333-45799, 333-71641, 333-94619, 333-46002, 333-61166,
333-69822 and 333-89590 and 333-109432) of Asyst Technologies, Inc. of our report dated June 4, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

San Jose, California

June 9, 2004